As filed with the Securities and Exchange Commission
                            on October 9, 1997
                                              Registration No. 333-
----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ___________________________________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ____________________________________

                               TOYS "R" US, INC.

            (Exact name of registrant as specified in its charter)

                                   Delaware

       (State or other jurisdiction of incorporation or organization)

                                  22-3260693

                     (I.R.S. Employer Identification No.)

                                 461 From Road
                           Paramus, New Jersey  07652
                                (201) 262-7800

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Louis Lipschitz
             Executive Vice President and Chief Financial Officer
                               TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey  07652
                                (201) 262-7800

                                  Copy to:
                              Andre Weiss, Esq.
                           Schulte Roth & Zabel LLP
                               900 Third Avenue
                          New York, New York  10022

(Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________

Title of                             Proposed      Proposed
each class of                        maximum       maximum        Amount
securities       Amount              offering      aggregate      of
to be            to be               price per     offering       registration
registered       registered(1)       share(2)      price(2)       fee
-----------------------------------------------------------------------------
Common Stock,    3,500,000 shares    $35.4375      $124,031,250   $37,585.23
par value
$.10 per
share
_____________________________________________________________________________

(1) The common stock, par value $.10 per share (the "Common Stock"), of Toys "R" Us, Inc., a Delaware corporation (the "Company"), being registered hereby represents the maximum estimated number of shares ("Shares") of Common Stock that, from time to time, may be sold or offered for sale, on the New York Stock Exchange or otherwise, by certain trusts (the "Trusts") established under the Toys "R" Us, Inc. Partnership Group Deferred Compensation Plan (the "Partnership Group Plan"). The Company maintains the Partnership Group Plan for the purpose of providing selected employees of the Company and its subsidiaries (the "Selected Employees") the opportunity to defer receipt of specified portions of their compensation.

      The right to defer compensation may be granted to a Selected Employee pursuant to certain benefit plans and agreements sponsored by the Company (collectively, the "Plans"), including the following: (i) the Partnership Group Plan; (ii) the Company's Management Incentive Compensation Plan (the "Compensation Plan"); (iii) the Company's 1994 Stock Option and Performance Incentive Plan (the "1994 Incentive Plan"); (iv) the Company's Stock Option Agreement and Plan, dated as of May 17, 1995, between the Company and each of Michael Goldstein and Robert Nakasone (the "1995 Agreement and Plan"); (v) (A) the Company's Stock Option Agreement and Plan, dated as of December 2, 1992, between the Company and Michael Goldstein and (B) the Company's Stock Option Agreement and Plan, dated as of December 2, 1992, between the Company and Robert Nakasone (collectively, the "1992 Agreements and Plans"); (vi) (A) the Stock Option Agreement, dated as of February 1, 1988, between the Company and Michael Goldstein and (B) the Stock Option Agreement, dated as of February 1, 1988, between the Company and Robert Nakasone (collectively, the "1988 Agreements"); (vii) the Company's Stock Option Plan, adopted on April 7, 1978 (the "Option Plan"); and (viii) the 1994 Baby Superstore, Inc. Stock Incentive Plan, which was assumed by the Company on February 3, 1997, in connection with the merger of the Company with Baby Superstore, Inc. (the "Baby Superstore Plan").

      The Company has filed with the Commission the following registration statements in connection with the Plans: (a) a registration statement on Form S-8, File No. 333-11861, filed on September 12, 1996, registering the deferred compensation obligations payable by the Company under the Partnership Group Plan; (b) a registration statement on Form S-8, File No. 333-20385, filed on January 24, 1997, registering Shares reserved for issuance to participants in the Compensation Plan; (c) a registration statement on Form S-8, File No. 033-64315, filed on November 16, 1995, registering Shares acquirable upon the exercise of options under the 1994 Incentive Plan; (d) a registration statement on Form S-8, File No. 333-15841, filed on November 8, 1996, registering Shares acquirable by Mr. Goldstein and Mr. Nakasone upon the exercise of options under the 1995 Agreement and Plan; (e) a registration statement on Form S-3, File No. 33- 51359, filed on December 8, 1993, registering Shares acquirable by Mr. Goldstein and Mr. Nakasone upon the exercise of options under the 1992 Agreements and Plans; (f) a registration statement on Form S-3, File No. 33-23264, filed on July 22, 1988, registering Shares acquirable by Mr. Goldstein and Mr. Nakasone upon the exercise of options under the 1988 Agreements; (g) a registration statement on Form S-8, File No. 2-64887, filed on June 25, 1979, registering Shares acquirable upon the exercise of options under the Option Plan; and (h) a post-effective amendment on Form S-8, File No. 333-18863, filed as of February 21, 1997, registering Shares acquirable upon the exercise of options awarded under the Baby Superstore Plan.

      Pursuant to the Plans, Selected Employees may defer compensation or awards that are payable to them under the Compensation Plan, the 1994 Incentive Plan, the 1995 Agreement and Plan, the 1992 Agreements and Plans, the 1988 Agreements, the Option Plan, the Baby Superstore Plan, other benefit plans and programs, employment agreements or other arrangements (collectively, the "Benefit Arrangements"). In accordance with the applicable Benefit Arrangement, deferred compensation or awards may include Shares ("Stock Compensation") or non-Stock Compensation.

      Under the Partnership Group Plan, upon an election by a Selected Employee to defer compensation, or as may otherwise be required by the Plans, the Company deposits any Stock Compensation, Shares equivalent to any stock-denominated awards and other assets, including Shares equal in value to the amount of compensation deferred, into one or more of the Trusts. Shares deposited into the Trusts in place of non-Stock Compensation may be purchased by the Company on the open market or obtained from the Company's Treasury.

      The Trusts are maintained by American Express Trust Company, a Minnesota trust company (the "Trustee"), which acts at the direction of the Partnership Group Plan's Administrative Committee (the "Administrative Committee"), in order to provide the Company with a source of funds for the deferred compensation obligations payable under the Partnership Group Plan. The Trustee is authorized, upon written instructions received from the Administrative Committee, but subject to the ability of the Management Compensation and Stock Option Committee of the Board of Directors of the Company to restrict the Administrative Committee, to invest and reinvest the assets of a Trust, including, if advisable based on market conditions, the sale of Shares held in such Trust and reinvestment of the proceeds.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, based on the average of the high and low prices ($35.4375) of the Common Stock as reported on the New York Stock Exchange Composite Tape on October 6, 1997.
_____________________________________________________________________

Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional indeterminate number of shares of Common Stock as may be required to prevent dilution in the event of a stock dividend, split-up, recapitalization, reorganization, consolidation or merger, as provided under the provisions of the Partnership Group Plan.

PROSPECTUS                     TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey  07652
                          Telephone No. (201) 262-7800
                            _______________________
                     Common Stock, par value $.10 per share
                               3,500,000 Shares
                            ______________________
             This Prospectus relates to the sale or offer for sale, from time to time, on the New York Stock Exchange or otherwise, of up to 3,500,000 shares of Common Stock, par value $.10 per share ("Shares"), of Toys "R" Us, Inc., a Delaware corporation (the "Company"), by certain trusts (the "Trusts") established under the Toys "R" Us, Inc. Partnership Group Deferred Compensation Plan (the "Partnership Group Plan"). The Company maintains the Partnership Group Plan in order to provide selected employees of the Company and its subsidiaries (the "Selected Employees") the opportunity to defer receipt of specified portions of their compensation. The right to defer compensation may be granted to a Selected Employee pursuant to one or more of several benefit plans and agreements, including the Partnership Group Plan, and is applicable to compensation or awards that are payable under certain of these benefit plans and agreements, other plans and programs, employment agreements or other arrangements with the Company. Deferred compensation or awards may include Shares ("Stock Compensation") or non-Stock Compensation. Non-Stock Compensation may be deposited into the Trusts in the form of Shares purchased by the Company on the open market or obtained from the Company's Treasury. Pursuant to the Partnership Group Plan, the Partnership Group Plan's Administrative Committee may direct the trustee of the Partnership Group Plan to sell or offer for sale Shares held in the Trusts. In connection with such sales or offers for sale, the Trusts and the brokers through whom Shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any of the proceeds from the sale of Shares offered hereby will be redeposited in the Trusts for the benefit of the Selected Employees. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by a Trust will be borne by such Trust; provided, however, that the Company will bear certain tax expenses in connection with income earned by the Trusts.
                            _______________________
             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                            _______________________
             No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

                 The date of this Prospectus is October 9, 1997.
_____________________________________________________________________________

                                Underwriting discounts   Proceeds to issuer or
        Price to public(1)         and commissions(2)     other persons(3)(4)
_____________________________________________________________________________
Per unit     $35.4375                    $0                  $35.4375
Total        $124,031,250                $0                  $124,031,250
_____________________________________________________________________________

(1) The securities offered hereunder will be sold, from time to time, on the New York Stock Exchange or otherwise, at the then prevailing market price.
The price to the public shown is estimated based on the average of the high and low prices ($35.4375) of the Shares as reported on the New York Stock Exchange Composite Tape on October 6, 1997.

(2)   Ordinary brokerage commissions may apply.

(3) The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All proceeds will be directed to the Trusts.

(4) The estimated total expenses to be incurred by the Company in connection with the issuance and distribution of securities hereunder is $79,644.10.

                             AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Shares are listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Also, the Company files such reports, proxy statements and other information with the Commission pursuant to the Commission's EDGAR system. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's web site is http://www.sec.gov. A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Prospectus forms a part but which is not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Louis Lipschitz, Executive Vice President and Chief Financial Officer, Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, telephone number (201) 262-7800.

                                  THE COMPANY

             The Company is the world's premier retailer of children's products, currently operating 1,404 stores: 682 toy stores in the United States, 418 toy stores located outside the United States, including franchise stores, 212 Kids "R" Us children's clothing stores, 86 Babies "R" Us stores and 2 KidsWorld stores. The Company was incorporated in 1993 under the laws of the State of Delaware, and the predecessor of the Company was incorporated in 1928 under the laws of the State of Delaware. The Company has executive offices located at 461 From Road, Paramus, New Jersey 07652, telephone number
(201) 262-7800. The Shares are listed on the New York Stock Exchange under the symbol "TOY".

                                THE OFFERING

             This Prospectus relates to the sale or offer for sale, from time to time, on the New York Stock Exchange or otherwise, of up to 3,500,000 Shares by certain Trusts established under the Partnership Group Plan. The Partnership Group Plan is maintained by the Company for the purpose of providing the Selected Employees the opportunity to defer receipt of specified portions of their compensation.

             The right to defer compensation may be granted to a Selected Employee pursuant to certain benefit plans and agreements sponsored by the Company (collectively, the "Plans"), including the following: (i) the Partnership Group Plan, (ii) the Company's Management Incentive Compensation Plan (the "Compensation Plan"), (iii) the Company's 1994 Stock Option and Performance Incentive Plan (the "1994 Incentive Plan"), (iv) the Company's Stock Option Agreement and Plan, dated as of May 17, 1995, between the Company and each of Michael Goldstein and Robert Nakasone (the "1995 Agreement and Plan"); (v) (A)the Company's Stock Option Agreement and Plan, dated as of December 2, 1992, between the Company and Michael Goldstein and (B) the Company's Stock Option Agreement and Plan, dated as of December 2, 1992, between the Company and Robert Nakasone (collectively, the "1992 Agreements and Plans"); (vi) (A) the Stock Option Agreement, dated as of February 1, 1988, between the Company and Michael Goldstein and (B) the Stock Option Agreement, dated as of February 1, 1988, between the Company and Robert Nakasone (collectively, the "1988 Agreements"); (vii) the Company's Stock Option Plan, adopted on April 7, 1978 (the "Option Plan"); and (viii) the 1994 Baby Superstore, Inc. Stock Incentive Plan, which was assumed by the Company on February 3, 1997, in connection with the merger of the Company with Baby Superstore, Inc. (the "Baby Superstore Plan").

             The Company has filed with the Commission the following registration statements in connection with the Plans: (a) a registration statement on Form S-8, File No. 333-11861, filed on September 12, 1996, registering the deferred compensation obligations payable by the Company under the Partnership Group Plan; (b) a registration statement on Form S-8, File No. 333-20385, filed on January 24, 1997, registering Shares reserved for issuance to participants in the Compensation Plan; (c) a registration statement on Form S-8, File No. 033-64315, filed on November 16, 1995, registering Shares acquirable upon the exercise of options under the 1994 Incentive Plan; (d) a registration statement on Form S-8, File No. 333-15841, filed on November 8, 1996, registering Shares acquirable by Mr. Goldstein and Mr. Nakasone upon the exercise of options under the 1995 Agreement and Plan; (e) a registration statement on Form S-3, File No. 33- 51359, filed on December 8, 1993, registering Shares acquirable by Mr. Goldstein and Mr. Nakasone upon the exercise of options under the 1992 Agreements and Plans; (f) a registration statement on Form S-3, File No. 33-23264, filed on July 22, 1988, registering Shares acquirable by Mr. Goldstein and Mr. Nakasone upon the exercise of options under the 1988 Agreements; (g) a registration statement on Form S-8, File No. 2-64887, filed on June 25, 1979, registering Shares acquirable upon the exercise of options under the Option Plan; and (h) a post-effective amendment on Form S-8, File No. 333-18863, filed as of February 21, 1997, registering Shares acquirable upon the exercise of options awarded under the Baby Superstore Plan.

             Pursuant to the Plans, Selected Employees may defer compensation or awards that are payable to them under the Compensation Plan, the 1994 Incentive Plan, the 1995 Agreement and Plan, the 1992 Agreements and Plans, the 1988 Agreements, the Option Plan, the Baby Superstore Plan, other benefit plans and programs, employment agreements or other arrangements (collectively, the "Benefit Arrangements"). Depending on the terms of the applicable Benefit Arrangement, such compensation may include cash, Stock Compensation, stock denominated awards, including Shares to be received on the exercise of stock options, or other property to be received from the Company or a subsidiary of the Company, including salary, annual incentive awards and long term awards.

             Under the Partnership Group Plan, upon an election by a Selected Employee to defer compensation, or as may otherwise be required by the Plans, the Company deposits any Stock Compensation, Shares equivalent to any stock-denominated awards and other assets, including Shares equal in value to the amount of compensation deferred, into one or more of the Trusts. Shares deposited into the Trusts in place of non-Stock Compensation may be purchased by the Company on the open market or obtained from the Company's Treasury.

             The Trusts are maintained by American Express Trust Company, a Minnesota trust company (the "Trustee"), which acts at the direction of the Partnership Group Plan's Administrative Committee (the "Administrative Committee"), in order to provide the Company with a source of funds for the deferred compensation obligations payable under the Plan. The Trustee, acting upon written instructions received from the Administrative Committee, but subject to the ability of the Management Compensation and Stock Option Committee of the Board of Directors of the Company (the "Compensation Committee") to restrict the Administrative Committee, may invest and reinvest the assets of any Trust, including, if advisable based on market conditions, the sale of Shares in such Trust and reinvestment of the proceeds. The Selected Employees may make recommendations regarding the timing and advisability of such sales, but the Administrative Committee is not required to abide by any such recommendations.

             In accordance with the foregoing paragraph, Shares covered by this Prospectus may be offered and sold, from time to time, by the Trusts through brokers on the New York Stock Exchange or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Trusts nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities that may be offered pursuant to this Prospectus. The Trusts and any broker or other person through whom sales are made by the Trusts may be regarded as "underwriters" within the meaning of the Securities Act, although the Trusts disclaim such status, and their compensation may be regarded as underwriters' compensation.

             The Company will not receive any of the proceeds from the offering hereunder. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by a Trust will be borne by such Trust; provided, however, that the Company will bear certain tax expenses in connection with income earned by the Trusts.

             The address of the Trust, the Administrative Committee and the Compensation Committee is c/o Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652.

             On October 6, 1997, the closing market price of the Shares, as reported by the New York Stock Exchange, was $ 35.25.

                                   EXPERTS

          The consolidated financial statements of Toys "R" Us, Inc., and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the fiscal year ended February 1, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

          Certain legal matters with respect to the Shares being offered hereby are being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company. Andre Weiss, a member of Schulte Roth & Zabel LLP, is the Secretary of the Company.

                       DOCUMENTS INCORPORATED BY REFERENCE

          Incorporated herein by reference and made a part hereof are:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 1997, and August 12, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          3.     The Company's Current Report on Form 8-K for February 3,
1997.

          4. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 4 1997, filed pursuant to Section 14 of the Exchange Act.

          5.     The description of the Company's Common Stock contained in
Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

                               INDEMNIFICATION

Limitation of Directors' Liability.
-----------------------------------

          The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or
(v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.
------------------------------

          The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Prospectus. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

============================================================================

                                  TABLE OF CONTENTS

                                Page

Available Information........    2

The Company..................    2

The Offering.................    3

Experts......................    5

Legal Matters................    5

Documents Incorporated
by Reference.................    5

Indemnification..............    6

        ---------------

Toys "R" Us, Inc. has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to this Offering. This Prospectus omits certain information contained in the Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.

TOYS "R" US, INC.

3,500,000 Shares

---------------

COMMON STOCK,
PAR VALUE
$.10 PER SHARE

--------------

PROSPECTUS

October 9, 1997

============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

             SEC Filing Fee . . . . . . . . . . . . .   $ 37,585.23
             Legal Fees . . . . . . . . . . . . . . .     39,558.87
             Accounting Fees  . . . . . . . . . . . .      2,500.00
                                                        ----------
                                               Total    $ 79,644.10

             Item 15.  Indemnification of Directors and Officers.

Limitation of Directors' Liability.

             The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or
(v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

             The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.


             Item 16.  Exhibits.

             The following is a complete list of exhibits filed as a part of this Registration Statement:

          Exhibit No.               Document

              4                Toys "R" Us, Inc. Partnership Group
                               Deferred Compensation Plan
                               (incorporated by reference to
                               exhibit 10.13 of the Company's
                               Registration of Securities of
                               Certain Successor Issuers on
                               Form 8-B dated January 3, 1996)

              5                Opinion of Schulte Roth & Zabel LLP

              23.1             Consent of Ernst & Young LLP

              23.2             Consent of Schulte Roth & Zabel LLP
                               (included in Exhibit 5)

              24 Powers of Attorney (included with the Signature Pages to this Registration Statement)

             Item 17.  Undertakings.

             A.	To Update Annually.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B.    Incorporation of Subsequent Exchange Act Documents by
Reference.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C.    Indemnification of Officers and Directors.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 9th day of October, 1997.

                                                TOYS "R" US, INC.


                                                 By:  /S/ Louis Lipschitz
                                                   ----------------------
                                                   Louis Lipschitz
                                                   Executive Vice President
                                                   and Chief Financial
                                                   Officer


                                  POWER OF ATTORNEY

         The Registrant and each person whose signature appears below hereby appoint Michael Goldstein and Louis Lipschitz, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 9th day of October, 1997.


Name and Signature                 Title
----------------------             -----------------------------

/s/Charles Lazarus                 Chairman of the Board
----------------------

/s/Michael Goldstein               Vice Chairman and
----------------------             Chief Executive Officer
                                   (Principal Executive Officer)

/s/Robert C. Nakasone              Director, President and
----------------------             Chief Operating Officer


Name and Signature                 Title
----------------------             -----------------------------

/s/Louis Lipschitz                 Executive Vice President and
----------------------             Chief Financial Officer
                                   (Principal Financial Officer)

/s/Joseph J. Lombardi              Vice President - Controller
----------------------             (Principal Accounting Officer)

/s/Robert A. Bernhard              Director
----------------------

/s/RoAnn Costin                    Director
----------------------

/s/Calvin Hill                     Director
----------------------

/s/Shirley Strum Kenny             Director
----------------------

/s/Norman S. Matthews              Director
----------------------

/s/Howard W. Moore                 Director
----------------------

/s/Arthur B. Newman                Director
----------------------